Exhibit 23.31

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-4) of McEwen Mining Inc. and to the incorporation by reference therein of our report dated June 25, 2024, with respect to the consolidated financial statements of McEwen Copper Inc., included in Amendment No.2 to its Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ Ernst & Young LLP
June 27, 2024	Chartered Professional Accountants Licensed Public Accountants